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                                                                     Exhibit (8)

                       [LETTERHEAD OF SULLIVAN & CROMWELL]
                                                                October 24, 2001

Wachovia Corporation
      One First Union Center
           Charlotte, North Carolina 28288

Dear Sirs:

     We have acted as your counsel in connection with the registration under the Securities Act of 1933 (the "Act") of $4,875,000,000 aggregate amount of debt securities assumed by Wachovia Corporation (the "Company"). We hereby confirm to you that our opinion is as set forth under the caption "United States Taxation" in the prospectus (the "Prospectus"), included in the related Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the "Registration Statement") on October 24, 2001.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference

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Wachovia Corporation                                                         -2-

to us under the heading "United States Taxation" in the Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                       Very truly yours,

                                       /S/ SULLIVAN & CROMWELL